SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   October 22, 2009

 Silverton Adventures, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-153626	80-5072317
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

5070 Arville Street #7
Las Vegas, Nevada 89118
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(702) 876-1539
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)
On October 22, 2009 the registrant engaged M&K CPAS PLLC as its independent auditor.  Additionally, M&K will be engaged to re-audit previously-issued financial statements included in the Company’s most recent Form S-1/A filed on December 19, 2008.  The financial statements included in said filing will be re-audited due to the fact that such financial statements were audited by Moore and, due to the revocation of Moore’s registration, these filings and consents cannot be included in future filings made with the Securities and Exchange Commission. At this time the Company does not expect there to be any material changes to the financial statements included in the Company’s most recent Form S-1/A as a result of the re-audit.

During the two most recent fiscal years and any interim periods preceding the engagement, the registrant, nor any person on its behalf, has not consulted M&K regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 9.01     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a)    Not Applicable.

b)    Not Applicable.

c)    None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Silverton Adventures, Inc.
Date: October 22, 2009	/s/ Sarit Mor
By: Sarit Mor
Chief Executive Officer Interim Chief Financial Officer